Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Chris Watson 401-845-2441 IR@kvh.com
KVH Industries Reports First Quarter 2024 Results

MIDDLETOWN, RI, May 6, 2024 — KVH Industries, Inc. (Nasdaq: KVHI), reported financial results for the quarter ended March 31, 2024 today. The company will hold a conference call to discuss these results at 4:30 p.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
First Quarter 2024 Highlights

•Total revenues decreased by 14% in the first quarter of 2024 to $29.3 million from $34.1 million in the first quarter of 2023.

•Airtime revenue decreased $3.5 million, to $23.6 million, or 13%, in the first quarter of 2024 compared to the first quarter of 2023.

•We recorded $2.2 million of employee termination costs as a result of the staged wind-down of our manufacturing activities in our facility in Middletown, Rhode Island.

•Net loss in the first quarter of 2024 was $3.2 million, or $0.16 per share, compared to net income of $0.4 million, or $0.02 per share, in the first quarter of 2023.

•Non-GAAP adjusted EBITDA was $2.0 million in the first quarter of 2024, compared to $3.7 million in the first quarter of 2023.

Commenting on the company’s first quarter results, Brent C. Bruun, KVH’s Chief Executive Officer, said, “The satellite connectivity industry has undergone unprecedented disruption over the course of the last 18 months following the launch and rapid expansion of LEO networks and technology. The flexibility and versatility of our multi-orbit, multi-channel strategy have enabled us to take aggressive steps to adapt to these changes and deliver cutting-edge services and solutions for our customers while establishing new airtime and service revenue channels. Our first quarter Starlink shipments were almost double those of the fourth quarter of 2023, and we expect growth to continue, with related activations and service fees beginning to contribute during the second quarter as those antennas are activated. We also expect that our soon-to-be-launched OneWeb LEO service plus the strong interest in our new CommBox Edge Communications Gateway will spur new revenue growth beginning in the third quarter. At the same time, we made substantial progress in our ongoing reorganization effort, which will enable us to focus on delivering integrated services and to accelerate our evolution from a capital-intensive, hardware-focused business into a more nimble, integrated solution-oriented organization. We anticipate that this effort will result in annualized savings of approximately $9 million and that we’ll begin to see the benefits in the third quarter. Despite these efforts, we still experienced a reduction in VSAT and TV product sales in the quarter, as well as an approximately 4% contraction in our active vessel base.

“In consideration of the intensifying competition and industry transition, we are reducing our expectations for revenue and adjusted EBITDA in 2024. A key driver of this reduction is also an acceleration of the previously disclosed transition by one of our largest customers of its primary satellite service relationship to Starlink. At this time, we expect that our 2024 revenue will be in the range of approximately $117 million to $127 million and that our 2024 adjusted EBITDA will be in the range of approximately $6 million to $12 million.”

Please see “Non-GAAP Financial Measures” below for an explanation of why we are not presenting a reconciliation of the anticipated range of 2024 adjusted EBITDA to an anticipated range of 2024 net income (loss).

Financial Highlights - (in millions, except per share data)

	Three Months Ended
	March 31,
	2024	2023
GAAP Results
Revenue	$29.3	$34.1
Loss from operations	$(3.8)	$(0.2)
Net (loss) income	$(3.2)	$0.4
Net (loss) income per share	$(0.16)	$0.02

Non-GAAP Adjusted EBITDA	$2.0	$3.7
First Quarter Financial Summary
Revenue was $29.3 million for the first quarter of 2024, a decrease of 14% compared to $34.1 million in the first quarter of 2023.

Service revenues for the first quarter were $25.0 million, a decrease of $3.7 million. The decrease in service sales was primarily due to a $3.5 million decrease in our airtime service sales.

Product revenues for the first quarter were $4.2 million, a decrease of 22%. The decrease in product sales was primarily due to a $1.3 million decrease in VSAT broadband product sales and a $0.8 million decrease in TracVision product sales, partially offset by a $1.4 million increase in Starlink product sales.

Our operating expenses increased $0.8 million to $13.7 million for the first quarter of 2024 compared to $12.9 million for the first quarter of 2023. This increase was primarily due to $1.7 million of costs related to the reduction in our workforce beginning in February 2024 and a $0.5 million reduction in reimbursements made by EMCORE for expenses incurred under the transition services agreement relating to the sale of the inertial navigation business in August 2022. These expenses were partially offset by a $1.0 million decrease in professional fees, related to a decrease in legal fees, as well as additional accounting and consulting costs incurred during the three months ended March 31, 2023 to prepare our 2022 annual filings, a $0.2 million decrease in marketing expenses and a $0.2 million decrease in the provision for credit losses.

Other Recent Announcement

•March 21, 2024 – KVH and GOST Offer New Superyacht Security Packages
Conference Call Details
KVH Industries will host a conference call today at 4:30 p.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP adjusted EBITDA include the following: non-GAAP adjusted EBITDA represents net income (loss) from continuing operations before, as applicable, interest income, net, income tax expense (benefit), depreciation, amortization, stock-based compensation expense, goodwill impairment charge, long-lived assets impairment charge, charges for disposal of a discontinued project, loss on an unfavorable future contract, employee termination and other variable costs, executive separation costs, transaction-related and other variable legal and advisory fees, irregular inventory write-downs, excess purchase order obligations, gains and losses on sale of subsidiaries, and foreign exchange transaction gains and losses.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release. In accordance with Item 10(e)(1)(i)(B) of Regulation S-K, we are not providing a reconciliation of our anticipated adjusted EBITDA for 2024 to our anticipated net income (loss) for 2024 because we cannot do so without unreasonable efforts. The calculation of our anticipated 2024 net income (loss) would require information that is unavailable or that we cannot determine accurately without unreasonable efforts, such as future net interest income (expense), income tax (benefit) and future irregular, one-time or variable charges, expenses, gains or losses (such as those described above) that, if they were to occur, we would exclude for purposes of calculating adjusted EBITDA.

About KVH Industries, Inc.

KVH Industries, Inc. is a global leader in maritime and mobile connectivity delivered via the KVH ONE network. The company, founded in 1982, is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and more than a dozen offices around the globe. KVH provides connectivity solutions for commercial maritime, leisure marine, military/government, and land mobile applications on vessels and vehicles, including the TracNet, TracPhone, and TracVision product lines, the KVH ONE OpenNet Program for non-KVH antennas, AgilePlans Connectivity as a Service (CaaS), and the KVH Link crew wellbeing content service.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding projected financial results, the anticipated benefits of our new initiatives, anticipated cost savings, our investment plans, our development goals, and the potential impact of our future initiatives on revenue, competitive positioning, profitability, and orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: continued increasing competition, particularly from lower-cost providers and low earth orbit satellite systems, especially in the global leisure market, which is reducing demand for geosynchronous satellite services, including ours; potentially lower product and service margins from reseller arrangements; potential hardware and software competition for our new CommBox product offerings; unanticipated obstacles to implementation of our manufacturing wind-down, unanticipated costs and expenses arising from the wind-down, unanticipated effects of the wind-down on our ongoing business; the risks associated with increased customer reliance on third-party hardware; the lack of future product differentiation, new service offerings from hardware providers, potential customer delays in selecting our services; the uncertain impact of continuing industry consolidation; the risk that our OpenNet program will lead to further reductions in sales of our satellite products; the risk that our current and future non-exclusive arrangements with Starlink and OneWeb will not provide material benefits; uncertainty regarding customer responses to new product and service introductions; challenges and potential additional expenses in retaining our employees, particularly in the current competitive labor market characterized by rising wages; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of inflation, particularly with respect to fuel costs, and fears of recession; the uncertain impact of the wars in Ukraine and the Middle East; unanticipated changes or disruptions in our markets; technological breakthroughs by competitors; changes in customer priorities or preferences; potential customer terminations; unanticipated liabilities; the potential that competitors will design around or invalidate our intellectual property rights; a history of losses; continued fluctuations in quarterly results; the uncertain impact of federal budget deficits, Congressional deadlock and the federal debt ceiling; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; unanticipated obstacles in our product and service development, cost engineering and manufacturing efforts; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the risk that declining sales of the TracNet H-series and TracPhone V-HTS series products and related services will reduce airtime gross margins; the risk that reduced product sales will continue to erode product gross margins and lead to increased losses; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracNet H-series and TracPhone V-HTS series; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, KVH ONE, TracPhone, TracVision, AgilePlans, CommBox, and TracNet. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2024	2023
Sales:
Service	$25,038	$28,740
Product	4,229	5,403
Net sales	29,267	34,143
Costs and expenses:
Costs of service sales	14,044	16,076
Costs of product sales	5,308	5,313
Research and development	3,038	2,565
Sales, marketing and support	5,384	5,708
General and administrative	5,291	4,650
Total costs and expenses	33,065	34,312
Loss from operations	(3,798)	(169)
Interest income	911	778
Other expense, net	(198)	(224)
(Loss) income before income tax expense	(3,085)	385
Income tax expense	78	18
Net (loss) income	$(3,163)	$367

Net (loss) income per common share
Basic	$(0.16)	$0.02
Diluted	$(0.16)	$0.02

Weighted average number of common shares outstanding:
Basic	19,286	18,882
Diluted	19,286	19,035

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash, cash equivalents and marketable securities	$66,637	$69,771
Accounts receivable, net	25,965	25,670
Inventories, net	19,089	19,046
Prepaid expenses and other current assets	4,224	4,331
Total current assets	115,915	118,818
Property and equipment, net	46,230	47,680
Intangible assets, net	1,105	1,194
Right of use assets	1,621	1,068
Other non-current assets	3,270	3,618
Deferred income tax asset	221	256
Total assets	$168,362	$172,634
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$19,517	22,412
Deferred revenue	2,167	1,774
Current operating lease liability	1,211	786
Total current liabilities	22,895	24,972
Long-term operating lease liability	398	289
Deferred income tax liability	2	1
Stockholders’ equity	145,067	147,372
Total liabilities and stockholders’ equity	$168,362	$172,634

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three months ended March 31,
	2024	2023
Net (loss) income - GAAP	$(3,163)	$367
Income tax expense	78	18
Interest income, net	(911)	(778)
Depreciation and amortization	3,247	3,461
Non-GAAP EBITDA	(749)	3,068
Stock-based compensation expense	522	296
Employee termination and other variable costs	2,177	—
Transaction-related and other variable legal and advisory fees	—	234
Foreign exchange transaction loss	21	54
Non-GAAP adjusted EBITDA	$1,971	$3,652